Quest Solution Reports Second Quarter 2017 Results

EUGENE, OR., August 15, 2017 — Quest Solution, Inc. (OTCQB: QUES), a specialty systems integrator focused on field and supply chain mobility announced its financial results for the three and six months ended June 30, 2017.

Highlights

●	Substantial reduction of Net Loss from continuing operations for the three months ended June 30, 2017 bringing Net Loss down to $0.4 million, an improvement of $1.0 million compared to same period last year
●	Adjusted EBITDA for the three months ended June 30, 2017 of $500,000 an improvement of 25% compared to same period last year.
●	Expanded and diversified customer base adding 82 new customers in the first half of 2017
●	Reduced operating expenses for Q2-2017 to $2.8 million from $3.3 million in Q2-2016, a decrease of $0.5 million or 14%
●	Turnaround plan underway with the goal of improving the balance sheet and driving to sustained profitability

Shai Lustgarten, CEO commented, “As we commence our turnaround process under new management, we are modestly encouraged by the second quarter results which demonstrated tangible progress as reflected in our reduced net loss and an increase in adjusted EBITDA, although still significantly less than what we are expecting to achieve moving forward. Importantly, during the first half of 2017 we have expanded and diversified our customer base, adding 82 new customers. We are focused on adding new technologies and creating a more favorable product and services mix to improve margins. During the quarter, the Company drove cost reductions as demonstrated by the 14% decrease in operating expenses and we continue to work towards additional cost efficiencies across the enterprise.”

Quest reported revenues of $13.5 million for the second quarter ended June 30, 2017 compared to $15.0 million in the comparable 2016 period. The decrease was a result of shipments shifting into Q3-17 because of a temporary unavailability of inventory at the manufacturer and the timing of orders. Gross margin of 21% in the second quarter of 2017 was consistent with gross margin in the prior year period. Operating expenses decreased 14% to $2.8 million in the second quarter of 2017 as compared to $3.3 million in the second quarter of 2016. The Company reported improved net loss from continuing operations of ($0.5 million) or a net loss of ($0.01) per share as compared to net loss from continuing operations of ($1.4 million) or a net loss of ($0.04) per share in the same quarter last year. Adjusted EBITDA (Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization) improved to $0.5 million or 4% of net revenue in the second quarter of 2017 as compared to Adjusted EBITDA of $0.4 million or 3% of net revenue in the second quarter of 2016.

For the six months ended June 30, 2017, Quest reported revenues of $27.9 million, compared to $29.9 million in the comparable 2016 period. The decrease was primarily related to a temporary unavailability of inventory as described above. Gross margin of 21% in the first six months of 2017 was consistent with the same period in 2016. Operating expenses for the first half of 2017 decreased 17.8% to $5.7 million as compared to $7.0 million in the first half of 2016. Net loss from continuing operations improved significantly in the first half of 2017 to ($0.8 million) or a loss of ($0.02) per share as compared to net loss of ($2.9 million) or a loss of ($0.08) per share in the first half of 2016. The Company reported adjusted EBITDA of $1.1 million or 4% of revenue for the first six months of 2017, a solid increase as compared to adjusted EBITDA of $0.3 million or 1% of revenue in the same period of 2016.

Mr. Lustgarten continued, “Last week, we announced our strategy to reset and turnaround our business. Since joining Quest a few months ago, I’ve been continually impressed by our team’s focus and dedication. We have identified five priorities to drive improved operating performance and shareholder value, comprised of: 1) restructuring and strengthening the balance sheet to enhance our financial position with customers and suppliers; 2) driving sales growth with a sharper focus on higher margin software solutions and value added services; 3) improving margins through consolidation and operational efficiencies; 4) focusing on continuing to improve EBITDA and facilitating a return to profitability; and 5) adding new technologies to build on our already strong portfolio of offerings. This is both a challenging and very exciting time for Quest as we look forward to broadening our relationships with the Fortune 500 companies we currently serve, continuing to expand our customer base with new wins and driving improved operating performance through the balance of 2017 and into next year.”

Please refer to the financial tables included below for a reconciliation of generally accepted accounting principles in the United States (“GAAP”) to non-GAAP financial results. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP results.

About Quest Solution, Inc.

Quest Solution is a Specialty Systems Integrator focused on Field and Supply Chain Mobility. We are also a manufacturer and distributor of consumables (labels, tags, and ribbons), RFID solutions, and barcoding printers. Founded in 1994, Quest is headquartered in Eugene, Oregon, with offices in the United States.

Rated in the Top 1% of global solution providers, Quest specializes in the design, deployment and management of enterprise mobility solutions including Automatic Identification and Data Capture (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification), and proprietary Mobility software. Our mobility products and services offering is designed to identify, track, trace, share and connect data to enterprise systems such as CRM or ERP solutions. Our customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food / beverage, transportation and logistics, health care and chemicals / gas / oil.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc.’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, risks related to the sale of Quest Solution Canada Inc. to Viascan Group Inc. and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Financial Tables Follow

QUEST SOLUTION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the three months		For the six months
	ending June 30,		ending June 30,
	2017	2016	2017	2016
Revenues
Total Revenues	13,485,145	15,000,416	27,922,701	29,875,568

Cost of goods sold
Cost of goods sold	10,685,448	11,817,836	22,131,057	23,738,820

Gross profit	2,799,697	3,182,580	5,791,644	6,136,748

Operating expenses
General and administrative	414,162	454,466	827,107	1,303,745
Salary and employee benefits	1,840,807	2,183,817	3,786,690	4,361,407
Depreciation and amortization	441,512	467,477	883,912	904,649
Professional fees	138,147	199,483	241,424	410,376
Total operating expenses	2,834,628	3,305,243	5,739,133	6,980,177

Income (loss) from operations	(34,931)	(122,663)	52,511	(843,429)

Other expenses (income):
Restructuring expenses	26,880	460,624	26,880	460,624
Gain on foreign currency	-	(219,804)	-	(219,804)
Interest expense	376,398	944,270	732,056	1,692,176
Other expenses (income)	(8,963)	(4,056)	(2,921)	(3,806)
Total other expenses	394,315	1,181,034	756,015	(1,692,176)

Net loss Before Income Taxes	(429,246)	(1,303,697)	(703,504)	(2,772,619)

Provision for Income Taxes
Current	19,210	114,928	76,110	114,928
	19.210	114,298	76,110	114,928

Net loss from continuing operations	(448,456)	(1,418,625)	(779,614)	(2,887,547)

Net loss from discontinued operations	-	(2,898,893)	-	(2,932,700)

Net Loss	(448,456)	(4,327,951)	(779,614)	(2,887,547)

QUEST SOLUTION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of
	June 30, 2017	December 31, 2016
ASSETS
Current assets
Cash	$279,261	$289,480
Restricted Cash	684,610	665,220
Accounts receivable, net	6,685,874	10,589,677
Inventory, net	512,595	531,593
Prepaid expenses	311,884	272,926
Other current assets	205,822	772,966
Total current assets	8,680,046	13,121,862

Fixed assets, net	111,777	136,835
Goodwill	10,114,164	10,114,164
Trade name, net	2,647,981	2,936,481
Customer Relationships, net	5,873,295	6,435,652
Other assets	43,363	47,563
Total assets	$27,470,626	$32,792,557

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$10,969,558	$10,566,066
Accrued interest and accrued liabilities, related party	28,426	-
Line of credit	3,142,490	5,059,292
Advances, related party	100,000	100,000
Accrued payroll and sales tax	1,555,114	1,829,934
Deferred revenue, net	876,247	879,026
Current portion of note payable	6,784,745	9,782,925
Other current liabilities	164,354	227,932
Total current liabilities	23,620,934	28,445,175

Long term liabilities
Note payable, related party, net of debt discount	17,515,345	17,515,345
Accrued interest and accrued liabilities, related party	949,138	629,238
Long term portion of note payable	130,294	130,294
Deferred revenue, net	421,957	565,423
Other long term liabilities	367,856	332,270
Total liabilities	43,005,524	47,617,745

Stockholders’ deficit
Series A Preferred stock; $0.001 par value; 1,000,000 shares designated, 0 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively.	-	-
Series B Preferred stock; $0.001 par value; 1 share designated, 0 shares and 1 share issued and outstanding as of June 30, 2017 and December 31, 2016, respectively.	-	-
Series C Preferred stock; $0.001 par value; 15,000,000 shares designated, 3,143,530 and 0 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively, liquidation preference of $1 per share and a cumulative dividend of $0.06 per share.	3,144	3,144
Common stock; $0.001 par value; 100,000,000 shares authorized; 36,089,703 and 35,095,763 shares issued and outstanding of June 30, 2017 and December 31, 2016 respectively.	36,089	35,095
Common stock to be repurchased by the Company	(230,490)	(230,490)
Additional paid-in capital	18,464,703	18,302,262
Accumulated deficit	(33,808,344)	(32,935,199)
Total stockholders’ deficit	(15,534,898)	(14,825,188)
Total liabilities and stockholders’ deficit	27,470,626	32,792,557

QUEST SOLUTION, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

	For the three months		For the six months
	ending June 30,		ending June 30,
	2017	2016	2017	2016
EBITDA Calculation:

Net loss	(448,456)	(4,317,518)	(779,614)	(5,820,247)
Net loss from discontinuing operations	-	2,898,893	-	2,932,700
Income Taxes	19,210	114,928	(76,110)	114,928
Foreign exchange gain	-	(219,804)	-	(219,804)
Depreciation & Amortization	441,512	467,477	883,912	904,649
Interest Expense	376,398	944,270	732,056	1,692,176
EBITDA	388,664	(111,754)	912,464	(395,598)

Adjusted EBITDA Calculation:

EBITDA	388,664	(111,754)	912,464	(395,598)

Non Cash stock compensation	122,289	55,431	149,045	204,442
Restructuring expenses	26,880	460,624	26,880	460,624
Merger related costs*	-	16,488	-	25,188
One time nonrecurring costs	-		-	18,245
Adjusted EBITDA	537,833	420,789	1,095,390	312,901

Net Revenue	13,485,145	15,000,416	27,922,701	29,875,568

Adjusted EBITDA as a % of Net Revenue	4.0%	2.8%	3.9%	1.0%

*The merger related costs are fees from an independent valuation firm and legal firm which are related to the business acquisitions.

Investor Contact:

John Nesbett

IMS

(203) 972-9200

jnesbett@institutionalms.com